Ex 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Mexus Gold US, a Nevada corporation, (the “Registrant”) on Form 10-K (A/1) for the year ended March 31, 2018 (the “Report”), I, Paul D. Thompson, Sr., Chief Executive Officer and Chief Financial Officer of the Registrant, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) the Report, as filed with the Securities and Exchange Commission, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: July 16, 2018	By:	/s/ Paul D. Thompson Sr.
Paul D. Thompson Sr. Chief Executive Officer (Principal Executive Officer) Chief Financial Officer (Principal Financial Officer)